Exhibit 99.1

Tenet Announces $2.5 Billion Private Offering of Senior Notes

DALLAS – September 1, 2020 – Tenet Healthcare Corporation (NYSE: THC) today announced a private placement offering of $2.5 billion in aggregate principal amount of newly issued senior notes maturing in 2028 (the “notes”). Completion of the offering is subject to, among other things, pricing and standard closing and market conditions.

Tenet intends to use the net proceeds from the sale of the notes, after payment of fees and expenses, to finance, together with cash on hand, the redemption of all of its outstanding 8.125% Senior Notes due 2022.

The notes will be Tenet’s unsecured obligations and will rank equally in right of payment with its existing and future senior unsecured obligations, will rank senior in right of payment to all of Tenet’s existing and future unsecured subordinated obligations, will be effectively subordinated to all of Tenet’s existing and future senior secured obligations to the extent of the value of the collateral securing Tenet’s senior secured obligations and will be structurally subordinated to all obligations and liabilities of Tenet’s subsidiaries to the extent of the value of the assets of such subsidiaries.

The notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes will be offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the notes will be made available to such eligible persons. The offering will be conducted in accordance with the terms and subject to the conditions set forth in such offering memorandum.

This news release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2019 and in our Forms 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and other filings with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas with 112,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and approximately 510 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care and imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve.

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Investor Contact: Regina Nethery 469-893-2387 regina.nethery@tenethealth.com	Media Contact: Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com